THE BRAMWELL FUNDS, INC.

                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT executed as of the 27th day of October, 1999, between The Bramwell Funds, Inc. (the "Company"), a Maryland corporation registered under the Investment Company Act of 1940 (the "1940 Act"), and Bramwell Capital Management, Inc., a Delaware corporation (the "Investment Adviser").

         WHEREAS, the Company is an open-end management investment company organized as a series fund; and

         WHEREAS, the Company has allocated 200 million shares of its authorized common stock to a series named the Bramwell Focus Fund (the "Fund"); and

         WHEREAS, the Fund engages in the business of investing its assets in the manner and in accordance with its stated current investment objective and restrictions;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:


         1.  Obligations.

                  1.1. The Investment Adviser will supervise and manage the investment portfolio of the Fund in accordance with the Fund's stated investment objective, policies and limitations and, subject to such other policies as the Board of Directors of the Company may determine, direct the purchase or sale of investment securities in the day-to-day management of the Fund's investment portfolio. The Investment Adviser shall give the Fund the benefit of the Investment Adviser's best judgment and efforts in rendering services under this Agreement.

                  1.2. The Company will pay the Investment Adviser a fee at the annual rate of 1.00% of the Fund's average daily net assets payable at the monthly rate of 1/12 of 1% on the first business day of each calendar month. For the purpose of determining the fees payable to the Investment Adviser hereunder, the value of the Fund's net assets shall be computed initially at the times and in the manner specified in the Fund's registration statement on Form N-1A, as such times and manner may be amended from time to time by action of the Company's Board.


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                  1.3. In rendering the services  required under this Agreement, the Investment Adviser may, at its expense, employ, consult or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. However, the Investment Adviser may not retain any person or company that would be an "investment adviser," as that term is defined in the 1940 Act, to the Fund unless (i) the Company is a party to the contract with such person or company and (ii) such contract is approved by a majority of the Company's Board of Directors and a majority of Directors who are not parties to any agreement or contract with such company and who are not "interested persons," as defined in the 1940 Act, of the Company, the Investment Adviser, or any such person or company retained by the Investment Adviser, and is approved by the vote of a majority of the outstanding voting securities of the Fund to the extent required by the 1940 Act.

         2. Expenses. The Investment Adviser shall bear all expenses of its employees and overhead, including office space, office facilities and equipment incurred in connection with its duties under this Agreement and shall pay all salaries and fees of the Company's Directors and Officers who are interested persons (as defined in the 1940 Act) of the Investment Adviser. The Company will bear all of its own expenses, including: expenses of organizing the Fund; fees of the Company's Directors who are not interested persons (as defined in the 1940 Act) of any other party; out-of-pocket travel expenses for all Officers and Directors and other expenses incurred by the Fund in connection with meetings of directors; interest expense; taxes and governmental fees including any original issue taxes or transfer taxes applicable to the sale or delivery of shares or certificates therefor; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering and qualifying the Fund's shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions; auditing, accounting, insurance and legal costs; custodian, dividend disbursing and transfer agent expenses; and the expenses of shareholders' meetings and of the preparation and distribution of proxies and reports to shareholders.

         3. Liability. The Investment Adviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Company in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

         4. Services Not Exclusive. It is understood that the services of the Investment Adviser are not deemed to be exclusive, and nothing in this Agreement shall prevent the

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Investment  Adviser or any affiliate,  from providing  similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. When other clients of the Investment Adviser desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will be allocated among the Investment Adviser's clients, including the Fund, in a manner that is fair and equitable in the judgment of the Investment Adviser in the exercise of its fiduciary obligations to the Fund and to such other clients.

         5. Duration and Termination. This Agreement shall become effective upon shareholder approval thereof as required under the 1940 Act and shall continue in effect for two (2) years from the date of its execution. If not sooner terminated, this Agreement shall continue in effect with respect to the Company and the Fund for successive periods of twelve months thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Company's Board of Directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either (a) the vote of a majority of the outstanding voting securities of the Fund, or (b) the vote of a majority of the Company's entire Board of Directors. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Company at any time, without the payment of any penalty, by a vote of a majority of the Company's Board of Directors or a majority of the outstanding voting securities of the Fund upon at least sixty (60) days' written notice to the Investment Adviser or by the Investment Adviser upon at least ninety (90) days' written notice to the Company. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940
Act).

         6.  Miscellaneous.

                  6.1. This Agreement shall be construed in accordance with the laws of the State of New York, provided that nothing herein shall be construed as being inconsistent with the 1940 Act and any rules, regulations and orders thereunder.

                  6.2.  The  captions  in  this   Agreement   are  included  for
convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  6.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to that extent, the provisions of this Agreement shall be deemed to be severable.

                  6.4. Nothing herein shall be construed as constituting the Investment Adviser an agent of the Company.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                            THE BRAMWELL FUNDS, INC.

                            By:/s/ Elizabeth R. Bramwell
                               --------------------------------------------
                               Elizabeth R. Bramwell
                               President



                            BRAMWELL CAPITAL MANAGEMENT, INC.

                            By:/s/ Elizabeth R. Bramwell
                               --------------------------------------------
                               Elizabeth R. Bramwell
                               President